Exhibit 10.7

Power of Attorney

I,             , a Chinese national (Chinese Identification Card No.:110108680727145), and a holder of     % (“My Share”) of Beijing aBitCool Network Technology Co., Ltd., (the “Target Company”), hereby irrevocably authorize 21Vianet Data Center Company Limited (“WFOE”) to exercise the following rights related to My Share within the term of this Power of Attorney:

WFOE is hereby authorized to act on my behalf as my exclusive agent and attorney with respect to all matters concerning My Share including but not limited to: 1) attending the shareholders’ meetings of the Target Company; 2) exercising all shareholder’s rights and shareholder’s voting right I am entitled to according to laws and the Target Company’s articles of association, including but not limited to the sale or transfer or pledge or disposition of My Share in part or in whole; and 3) designating and appointing on my behalf the legal representative (chairman), director, supervisor, general manager and other senior management members of the Target Company.

WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contract(s) stipulated in the Optional Share Purchase Agreement (to which I am required to be a party) on behalf of myself, and as a contracting party to duly perform the Share Pledge Agreement and the Optional Share Purchase Agreement, both of which were executed concurrently with this Power of Attorney. The exercise of these powers shall not impose any restrictions on this Power of Attorney.

All the actions conducted by WFOE in relation to My Share shall be deemed as my own actions, and all documents executed by WFOE shall be deemed to be executed by myself. I will hereby acknowledge those actions and documents.

WFOE is entitled to assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to me or obtaining my consent.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of the Target Company.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Share which have been entrusted to WFOE through this Power of Attorney, and I shall not exercise such rights by myself.